Exhibit  23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Excalibur Technologies Corporation and Subsidiaries on Form S-8 (File No. 333-52794) and Form S-4 (File No. 333-50172) of our report dated March 8, 2000 related to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.

                                        /s/PricewaterhouseCoopers LLP


McLean, Virginia
May 1, 2001




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                                                                 Exhibit 23.02

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333- 52794) and Form S-4 (No. 333-50172) pertaining to the 2000 Stock Option Plan, the Employee Stock Purchase Plan and the related Prospectus of Convera Corporation (a Delaware corporation), of our report dated March 2, 2001, with respect to the consolidated financial statements of Convera Corporation included in this Annual Report (Form 10-K) for the year ended January 31, 2001.

                                        /s/ ERNST & YOUNG LLP


McLean, Virginia
May 1, 2001